Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genpact Limited:

We consent to the incorporation by reference in the registration statements (No. 333‑210729) on Form S-3, (No. 333‑184296) on Form S-8,  (No. 333‑153113) on Form S-8 and (No. 333-145152) on Form S-8/A  of Genpact Limited of our reports dated March 1, 2017, with respect to the consolidated balance sheets of Genpact Limited as of December 31, 2015 and 2016, and the related consolidated statements of income, comprehensive income (loss), equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10‑K of Genpact Limited.

Our report dated March 1, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that Genpact Limited acquired PNMSoft Limited, Endeavour Software Technologies Private Limited and Strategic Sourcing Excellence Limited, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, PNMSoft Limited’s, Endeavour Software Technologies Private Limited’s and Strategic Sourcing Excellence Limited’s internal control over financial reporting associated with total assets of $74,133 thousands (of which $56,139 thousands represent goodwill and intangible assets included within the scope of the assessment) and total revenues of $17,459 thousands included in the consolidated financial statements of the Company as of and for the year ended December 31, 2016. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of PNMSoft Limited, Endeavour Software Technologies Private Limited and Strategic Sourcing Excellence Limited.

/s/ KPMG

Gurgaon, India
March 1, 2017